THE FIRST NATIONAL BANK OF CHICAGO

POWER OF ATTORNEY


    The undersigned, The First National Bank of Chicago, a national banking association, which acts as trustee
(the "Trustee") for Security Pacific Home Equity Trust 1991-A
(the "Trust") under the Pooling and Servicing Agreement dated as of January 15, 1991 (The "Pooling and Servicing Agreement"), by and among Security Pacific Financial Services, Inc. First Fenwick Mortgage Corporation, Security Pacific Consumer Discount Company
, Security Pacific Finance Credit Corp., Security Pacific Financial Services of Des Moines, Inc., Security Pacific Services of Iowa Inc., Security Pacific Financial Services of Minnesota Inc., Security Pacific Services of West Virginia Inc., Security Pacific Industrial Loan Company (now Security Pacific Financial Services of Washington Inc.,) and Security Pacific Realty Corp., as sellers (the "sellers"), Security Pacific Financial Services, Inc., as master servicer (the "Master Servicer"), and the Trustee, does hereby constitute and appoint William R. Hofmann, Donna A. Byrne, and Martin J. Wong, and each of the, attorney-in-fact, to execute and file, on behalf of the Trustee and in its name, all reports, statements and all other documents and any and all amendments (including post-effective amendments), supplements and exhibits thereto, or other documents in connection therewith to be filed on behalf of the Trust with the Securities and Exchange Commission for the purpose of satisfying the Trust's reporting requirements under the Securities Exchange Act of 1934. The undersigned grants unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act or thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned could do itself, hereby ratifying and approving the acts of each of said attorneys-in-fact. This Power of Attorney replaces the previous Power of Attorney executed on the 21st day of July, 1992.

EXECUTED at Chicago, Illinois this 14th day of August, 1997

         THE FIRST NATIONAL BANK OF CHICAGO


                   By:  /s/Donna V. Fanning
                        Donna V. Fanning
                        Vice President

(SEAL)

ATTEST: